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                                       22


                                                                     Exhibit 11

                       ALLIED Group, Inc. and Subsidiaries
                        Computation of Per Share Earnings
         For the Three and Nine Months Ended September 30, 1995 and 1994

                                            Three Months Ended                      Nine Months Ended
                                               September 30,                           September 30,
                                    -----------------------------------    -----------------------------------
                                         1995                1994                1995                1994
                                    ----------------    ---------------    ---------------     ---------------
Primary

Net income                          $     13,405,158    $    10,812,760    $    38,545,650     $    36,119,909

Preferred stock dividends                 (1,801,173)        (1,823,886)        (5,430,705)         (5,486,347)

Stock options in subsidiary                 (112,110)          (109,603)          (272,724)           (237,493)
                                    ----------------    ---------------    ---------------     ---------------

Adjusted net income                 $     11,491,875    $     8,879,271    $    32,842,221     $    30,396,069
                                    ================    ===============    ===============     ===============

Earnings per share                  $           1.23    $           .97    $          3.54     $          3.32
                                    ================    ===============    ===============     ===============

Weighted average shares
   outstanding                            9,259,189           8,988,846          9,155,557           9,007,592

Dilutive effective of
   unexercised
   stock options*                            95,398             156,610            110,331             152,173
                                    ---------------    ----------------    ---------------     ---------------

                                          9,354,587           9,145,456          9,265,888           9,159,765
                                    ===============    ================    ===============     ===============

Fully Diluted

Net income                          $    13,405,158    $     10,812,760    $    38,545,650     $    36,119,909

Preferred stock dividends                  (878,780)           (878,779)        (2,636,339)         (2,636,339)

Stock options in subsidiary                (112,316)           (109,912)          (274,249)           (238,244)

Additional net ESOP
   expenses-assuming
   conversion of ESOP Series
   preferred stock                          (45,469)            (80,131)          (136,408)           (240,394)
                                    ---------------    ----------------    ---------------     ---------------

Adjusted net income                 $    12,368,593    $      9,743,938    $    35,498,654     $    33,004,932
                                    ===============    ================    ===============     ===============

Earnings per share                  $           .88    $            .70    $          2.55     $          2.37
                                    ===============    ================    ===============     ===============

Weighted average shares
   outstanding                           13,872,497          13,715,704         13,814,800          13,758,935

Dilutive effective of
   unexercised stock option*                121,379             166,702            121,612             166,702
                                    ---------------    ----------------    ---------------     ---------------

                                         13,993,876          13,882,406         13,936,412          13,925,637
                                    ===============    ================    ===============     ===============

*  Primary - Based on average market price
   Fully Diluted - Based on the higher of the average market price or the market price at September 30 of each year
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